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Exhibit 24.1

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, That the undersigned, a Director of Ecolab Inc., a Delaware corporation, does hereby make, nominate and appoint each of ALLAN L. SCHUMAN, LAWRENCE T. BELL, KENNETH A. IVERSON and TIMOTHY P. DORDELL, signing singly, to be my attorney-in-fact, with full power and authority to sign his name to an amendment or amendments to the Corporation's Registration Statement on Form S-8 (Registration No. 333-62183) to de-register the remaining shares of the Corporation's common stock registered on the aforementioned registration statement relating to the "Henkel-Ecolab German Managers' Stock Program" that have not been sold, provided that the amendment, in final form, be approved by said attorney-in-fact; and his name, when thus signed, shall have the same force and effect as though I had manually signed said document.

        IN WITNESS WHEREOF, I have hereunto affixed my signature this 29th day of July, 2002.

/s/ LESLIE S. BILLER Leslie S. Biller
/s/ JERRY A. GRUNDHOFER Jerry A. Grundhofer
/s/ STEFAN HAMELMANN Stefan Hamelmann
/s/ JAMES J. HOWARD James J. Howard
/s/ WILLIAM L. JEWS William L. Jews
/s/ JOEL W. JOHNSON Joel W. Johnson
/s/ JOCHEN KRAUTTER Jochen Krautter
/s/ ULRICH LEHNER Ulrich Lehner
/s/ JERRY W. LEVIN Jerry W. Levin
/s/ ROBERT L. LUMPKINS Robert L. Lumpkins

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POWER OF ATTORNEY